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                                                                                                       EXHIBIT 99(a)
                                                         REVOCABLE PROXY
                                                     HARVEST FINANCIAL CORP.
                                                          DUBUQUE, IOWA

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                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                         NOVEMBER 8, 1995

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        The undersigned hereby appoints Paul C. Brandt, Michael J. Conlon and Robert J. Frommelt with full powers of substitution, to act as proxies for the undersigned, to vote all shares of the common stock of Harvest Financial Corp.
("Harvest") which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be
held at the Hoffman House - Midway Motor Lodge, 3100 Dodge Street, Dubuque, Iowa, on Wednesday, November 8, 1995 at
7:00 p.m., local time, and at any and all adjournments thereof, as follows:

                                                              FOR             AGAINST         ABSTAIN
                                                              ---             -------         -------

      1.     The approval and adoption of an                  / /              / /              / /
             Agreement and Plan of Reorganization
             and a Plan of Merger (the "Merger
             Agreements"), each dated as of July 24, 1995,
             as amended and restated, that provide for,
             among other things, the merger (the "Merger")
             of Harvest with and into Firstar Corporation
             of Iowa, a wholly owned subsidiary of
             Firstar Corporation, and the Merger.

                                                                                  VOTE
                                                             FOR                WITHHELD
                                                             ---                --------

       2.    The election as directors of all                / /                   / /
             nominees listed below (except as
             marked to the contrary below).

                 Marvin O. Becker
                 James P. Mulgrew
                 Gary C. Werths

                 INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW:

                 ----------------------------------------------------------

       Unless contrary direction is given, the right is reserved in the sole discretion of a majority of the Board of
       Directors to distribute votes among some or all of the above nominees in such a manner other than equally so as to elect as directors the maximum possible number of such nominees.

                                                              FOR             AGAINST         ABSTAIN
                                                              ---             -------         -------

       3.    The ratification of the appointment              / /              / /               / /
             of KPMG Peat Marwick LLP as
             auditors for the 1996 fiscal year.

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                                                              FOR             AGAINST         ABSTAIN
                                                              ---             -------         -------

       4.    Adjournment of the Annual Meeting to a later     / /               / /             / /
             date, if necessary, to solicit additional
             proxies in the event insufficient votes are
             cast in person or by proxy at the Meeting to
             approve the Merger Agreements.

       The Board of Directors of Harvest recommends a vote "FOR" each of the listed proposals.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE
NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 2 AND FOR EACH OF THE OTHER PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT
SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF
DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON
AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT
OF THE MEETING.
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                                                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


        Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of  Harvest at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Harvest prior to the execution of this proxy of notice of the Annual Meeting, a
Proxy Statement and Harvest's Annual Report to Shareholders.

Dated: ________________________, 1995


______________________________________                 ______________________________________
PRINT NAME OF SHAREHOLDER                              PRINT NAME OF SHAREHOLDER


______________________________________                 ______________________________________
SIGNATURE OF SHAREHOLDER                               SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed.  When signing as attorney, executor, administrator,  trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

/ /   To assist us in our preparation, please check here if you currently plan to attend the Annual Meeting.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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